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INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of CalEnergy Company, Inc., CalEnergy Capital Trust IV, CalEnergy Capital Trust
V and CalEnergy Capital Trust VI on Form S-3 of our reports dated February 12, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of CalEnergy Company, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
September 1, 1998